Exhibit 99.2
POSTROCK ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of PostRock Energy Corporation’s (“PostRock”) purchase of a 14.9% equity interest in Constellation Energy Partners LLC (“CEP”) from Constellation Energy Commodities Group, Inc. (“CEG”), a subsidiary of Constellation Energy Group, Inc. (the “CEP Transaction”). In the transaction, PostRock indirectly acquired 485,065 Class A Units and 3,128,670 Class B Units of CEP. The consideration paid to CEG was comprised of $6.6 million of cash, one million shares of PostRock common stock and warrants to acquire an additional 673,822 shares of PostRock common stock. Of the warrants, 224,607 are exercisable for one year at an exercise price of $6.57 a share, 224,607 are exercisable for two years at $7.07 a share and 224,608 are exercisable for three years at $7.57 a share. The cash was funded with borrowings under PostRock’s borrowing base credit facility.
     In order to present the pro forma condensed consolidated statements of operations for the year ended December 31, 2010, the pro forma condensed consolidated financial statements assume the recombination of Quest Resource Corporation (“QRCP”), Quest Energy Partners, L.P. (“QELP”) and Quest Midstream Partners, L.P. (“QMLP”) occurred on January 1, 2010. The recombination of these entities occurred on March 5, 2010 and has been accounted for as an equity transaction among the owners of a consolidated entity. Historical cost accounting has continued to be used, and no gain or loss was recognized as a result of the transaction. For additional information about the recombination, see Item 8 of PostRock’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”).
     The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 assume the CEP Transaction occurred on January 1 of each period presented. The unaudited pro forma condensed consolidated balance sheet assumes the CEP Transaction occurred on June 30, 2011. The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of PostRock and its Predecessor and are based on assumptions that management believes are reasonable in the circumstances. This information should be read together with the historical consolidated financial statements and related notes of PostRock included in the Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and of CEP attached to this Current Report on Form 8-K/A as Exhibit 99.1.
     The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial results that would have occurred if the CEP Transaction had taken place on the dates indicated, nor is it indicative of the future results of PostRock.
     Because PostRock indirectly owns a 14.9% equity interest in CEP and has the right, as the indirect owner of all of the outstanding Class A Units of CEP, to appoint two of the five members of the Board of Managers of CEP, PostRock has significant influence over CEP. Accordingly, the CEP Transaction will be accounted for as an equity investment.

POSTROCK ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT JUNE 30, 2011
(in thousands)

	PostRock	Pro Forma		Pro Forma
	Historical	Adjustments		PostRock
ASSETS
Current assets
Cash and equivalents	$1,305	$—		$1,305
Accounts receivable — trade, net	11,092	—		11,092
Other receivables	2,357	—		2,357
Inventory	5,088	—		5,088
Other current assets	7,949	—		7,949
Derivative financial instruments	29,714	—		29,714

Total	57,505	—		57,505
Oil and gas properties, full cost accounting, net	119,443	—		119,443
Pipeline assets, net	60,229	—		60,229
Other property and equipment, net	15,091	—		15,091
Investment in Constellation Energy Partners LLC	—	11,618	A	11,618
Other noncurrent assets, net	4,932	—		4,932
Derivative financial instruments	30,593	—		30,593

Total assets	$287,793	$11,618		$299,411

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$6,139	$—		$6,139
Revenue payable	5,557	—		5,557
Accrued expenses and other current liabilities	11,257	—		11,257
Litigation reserve	10,620	—		10,620
Current portion of long-term debt	9,000	—		9,000
Derivative financial instruments	4,669	—		4,669

Total	47,242	—		47,242
Derivative financial instruments	6,050	—		6,050
Long-term debt	183,000	7,000	B	190,000
Asset retirement obligations	7,516	—		7,516
Other noncurrent liabilities	400	—		400

Total liabilities	244,208	7,000		251,208
Commitments and contingencies
Series A Cumulative Redeemable Preferred Stock	53,634	—		53,634
Stockholders’ equity
Series B Voting Preferred Stock	2	—		2
Common stock	84	10	C	94
Additional paid-in capital	376,609	4,608	C	381,217
Accumulated deficit	(386,744)	—		(386,744)

Total deficit	(10,049)	4,618		(5,431)

Total liabilities and equity	$287,793	$11,618		$299,411

POSTROCK ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2011
(in thousands except per share data)

	PostRock	Pro Forma		Pro Forma
	Historical	Adjustments		PostRock
Revenues
Oil and gas sales	$41,762	$—		$41,762
Gathering	2,889	—		2,889
Pipeline	5,639	—		5,639

Total	50,290	—		50,290
Costs and expenses
Production expense	23,840	—		23,840
Pipeline expense	3,016	—		3,016
General and administrative	10,036	—		10,036
Litigation reserve	9,600	—		9,600
Depreciation, depletion and amortization	13,727	—		13,727
(Gain) loss on sale of assets	(12,357)	—		(12,357)

Total	47,862	—		47,862

Operating income (loss)	2,428	—		2,428
Other income (expense)
Gain (loss) from derivative financial instruments	4,747	—		4,747
Gain on forgiveness of debt	1,647	—		1,647
Equity in Constellation Energy Partners LLC loss	—	(654	)D	(654)
Other income (expense), net	170	—		170
Interest expense, net	(5,322)	(140	)E	(5,462)

Total other income (expense)	1,242	(794)		448

Income (loss) before income taxes	3,670	(794)		2,876
Income taxes	—	—		—

Net income (loss)	3,670	(794)		2,876
Net income attributable to non-controlling interest	—	—		—

Net income (loss) attributable to controlling interest	3,670	(794)		2,876
Preferred dividends	(3,774)	—		(3,774)
Accretion of redeemable preferred stock	(735)	—		(735)

Net income (loss) available to common stock	$(839)	$(794)		$(1,633)

Net income (loss) per common share
Basic	$(0.10)			$(0.18)
Diluted	$(0.10)			$(0.18)
Weighted average common shares outstanding
Basic	8,283	1,000		9,283

Diluted	8,283	1,000		9,283

POSTROCK ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2010
(in thousands except per share data)

	PostRock	PostRock
	Predecessor	Successor				CEP
	January 1 to	March 6 to	Recombination			Transaction
	March 5, 2010	December 31, 2010	Pro Forma		PostRock	Pro Forma		Pro Forma
	(Predecessor)	(Successor)	Adjustments		Combined	Adjustments		PostRock
Revenues
Oil and gas sales	$18,659	$69,277	$—		$87,936	$—		$87,936
Gathering	1,076	4,771	—		5,847	—		5,847
Pipeline	1,749	8,380	—		10,129	—		10,129

Total	21,484	82,428	—		103,912	—		103,912
Costs and expenses
Production expense	8,645	38,329	—		46,974	—		46,974
Pipeline expense	1,110	5,195	—		6,305	—		6,305
General and administrative	5,735	20,705	—		26,440	—		26,440
Depreciation, depletion and amortization	4,164	18,683	—		22,847	—		22,847
(Gain) loss on sale of assets	—	(13,495)	—		(13,495)	—		(13,495)
Recovery of misappropriated funds	—	(1,592)	—		(1,592)	—		(1,592)

Total	19,654	67,825	—		87,479	—		87,479

Operating income (loss)	1,830	14,603	—		16,433	—		16,433
Other income (expense)
Gain (loss) from derivative financial instruments	25,246	47,870	—		73,116	—		73,116
Gain on forgiveness of debt	—	2,909	—		2,909	—		2,909
Equity in Constellation Energy Partners LLC loss	—	—	—		—	(11,618	)D	(11,618)
Other income (expense), net	(4)	(24)	—		(28)	—		(28)
Interest expense, net	(5,336)	(20,137)	—		(25,473)	(281	)E	(25,754)

Total other income (expense)	19,906	30,618	—		50,524	(11,899)		38,625

Income (loss) before income taxes	21,736	45,221	—		66,957	(11,899)		55,058
Income taxes	—	—	—		—	—		—

Net income (loss)	21,736	45,221	—		66,957	(11,899)		55,058
Net income attributable to non-controlling interest	(9,958)	—	9,958	F	—	—		—

Net income (loss) attributable to controlling interest	11,778	45,221	9,958		66,957	(11,899)		55,058
Preferred dividends	—	(1,980)	—		(1,980)	—		(1,980)
Accretion of redeemable preferred stock	—	(327)	—		(327)	—		(327)

Net income (loss) available to common stock	$11,778	$42,914	$9,958		$64,650	$(11,899)		$52,751

Net income (loss) per common share
Basic	$1.42	$5.29			$7.97			$5.79
Diluted	$1.42	$4.62			$6.96			$5.12
Weighted average common shares outstanding
Basic	8,283	8,110			8,110	1,000		9,110

Diluted	8,283	9,295			9,295	1,000		10,295

POSTROCK ENERGY CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
Note 1 — Description of Transaction
     On August 8, 2011, PostRock Energy Corporation (“PostRock”) purchased a 14.9% equity interest in Constellation Energy Partners LLC (“CEP”) from Constellation Energy Commodities Group, Inc. (“CEG”), a subsidiary of Constellation Energy Group, Inc. (the “CEP Transaction”). In the transaction, PostRock acquired all of the outstanding equity interests in Constellation Energy Partners Management LLC, which owns (i) 485,065 Class A Units of CEP and (ii) 3,128,670 Class B Units of CEP. The consideration paid to CEG was comprised of $6.6 million of cash, one million shares of PostRock common stock and warrants to acquire an additional 673,822 shares of PostRock common stock. Of the warrants, 224,607 are exercisable for one year at an exercise price of $6.57 a share, 224,607 are exercisable for two years at $7.07 a share and 224,608 are exercisable for three years at $7.57 a share. The cash was funded with borrowings under PostRock’s borrowing base credit facility.
Note 2 — Pro Forma Adjustments
     Pro Forma Adjustments: The pro forma adjustments made to the historical consolidated financial statements of PostRock are described as follows:
     A. Reflects the fair value of the consideration paid to CEG plus estimated capitalized transaction costs associated with the transaction. Warrant valuations were based on the Black/Scholes option pricing model using the terms of the warrants. The fair value of the consideration was based on:
i.	$6.6 million of cash consideration

ii.	$0.4 million of estimated cash transaction expenses

iii.	$4.1 million of stock based on 1,000,000 PostRock common shares at a closing stock price on August 8, 2011 of $4.10 per common share

iv.	$0.5 million of warrants based on the Black-Scholes pricing model
     B. Reflects borrowings under PostRock’s borrowing base credit facility for the cash consideration and estimated transaction expenses.
     C. Reflects the increase to:
i.	Common stock for the issuance of 1,000,000 shares of PostRock common stock $0.01 par value per share; and

ii.	Additional-paid in capital for the issuance of shares above par value and the fair value of the warrants issued.
     D. Represents PostRock’s equity in the comprehensive loss of CEP calculated as 14.9% of CEP’s comprehensive loss for the period.
     E. Reflects the increase in interest expense associated with the $7.0 million borrowing for the cash consideration and the estimated transaction expenses. The interest calculation is based on the current year average interest rate of approximately 4.01%.
     F. Reflects the elimination of the noncontrolling interests reacquired by the consolidated entity in connection with the recombination.
     Omitted Adjustments: PostRock expects to record a nonrecurring bargain purchase gain during the 12 months following the closing of the CEP Transaction. The fair value of the consideration paid to CEG plus estimated capitalized transaction costs associated with the CEP Transaction totaled approximately $11.6 million. At June 30, 2011, 14.9% of CEP’s net book value, which is not necessarily indicative of fair value, was approximately $27.0 million. The calculation of the fair value of the assets and liabilities is ongoing and the amount of the gain is subject to change.